INTERNATIONAL FOOD PRODUCTS GROUP, INC.
Option Certificate for 150.000 Options

Options to Purchase Common Stock of International Food Products Group, Inc.

Void after 5:00 p.m. Pacific Standard Time,
On January 2, 2008

THIS CERTIFIES, that for value received,

________________________________

Is the owner of the number of Options set forth above (subject to adjustment as referred to below), each of which represents the right, at any time after vesting and prior to the Expiration Date (as hereinafter defined), to purchase one fully paid and nonassessable share of the Common Stock, $0.001 par value (“Common Stock”), of International Food Products Group, Inc., a Nevada corporation (the Company), at the price of $0.50 per share (subject to adjustment as referred to below) (the “Option Price”), subject to the terms and conditions hereof, each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise hereof, only upon surrender of this Option Certificate to the Company at its office at Newport Beach, California, with the form of “Election to Exercise” attached hereto duly completed and executed, and upon simultaneous payment to the Company in cash or by certified or bank cashier’s check, of the exercise price, and upon compliance with and subject to the conditions set forth herein.

The aforesaid Options granted hereby shall vest on January 2, 1998, and may thereafter be exercised at any time over a ten year term.

The Options shall expire at 5:00 p.m., Pacific Standard Time, on January 2, 2008 (the “Expiration Date”). After the Expiration Date, any previously unexercised Options shall be void, have no value, and be of no further force or effect.

The number of shares of Common Stock which may be purchased upon the exercise of the Options represented hereby and the purchase price per share upon such exercise shall be subject to adjustment, in the event of stock splits, stock dividends, merger, reorganization or recapitalization.

The Company shall not be required upon the exercise of the Options represented hereby to issue fractions of shares but in lieu thereof the Company shall pay in cash an appropriate amount (equal to the value of any fraction of a share based upon the last reported sales price of the Common Stock or in the absence of trading, based on the estimated fair market value of a share on such date as determined in good faith by he Company’s Board of Directors). If the Options represented hereby shall be exercised in part, the holder hereof shall be entitled to receive, upon surrender hereof, a new option Certificate for the number of Options not exercised.

This Option Certificate does not entitle the registered holder hereof to any of the rights of a stockholder of the Company.

IN WITNESS WHEREOF, the Company has caused this Option Certificate to be executed by its President, by manual or facsimile signature and a facsimile of its corporate seal to be affixed or imprinted hereon, attested by its Secretary, by manual or facsimile signature.

International Food Products Group, Inc.

By:

Joseph R. Rodriguez, Jr.

Title: President

WITNESS:

(Secretary)